SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                             ________________


                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    JULY 13, 1995

                              SUNAMERICA INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        MARYLAND                 1-4618          86-0176061
(STATE OR OTHER JURISDICTION     (COMMISSION     (IRS EMPLOYER
     OF INCORPORATION)           FILE NUMBER)    IDENTIFICATION NO.)


1 SUNAMERICA CENTER
LOS ANGELES, CALIFORNIA                          90067-6022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


Registrant's telephone number, including
area code                                        (310) 772-6000

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Item 5. Other Events
        -------------

        On July 12, 1995, the Registrant issued the following press release:


               SUNAMERICA CHANGES NAME OF LEADING SUBSIDIARY

        Continues National Campaign to Enhance Brand Name Awareness

LOS ANGELES (July 12, 1995) -- As part of its ongoing effort to develop a strong brand-name image and build upon its leadership in the retirement savings market, SunAmerica Inc. today announced that the name of its subsidiary, Sun Life Insurance Company of America, has been changed to "SunAmerica Life Insurance Company."

According to Jana Waring Greer, executive vice president, SunAmerica Marketing, the new name now positions SunAmerica Life Insurance Company to capitalize on increased consumer awareness of "SunAmerica" as a major brand name. "For the first time, our leading life insurer will be able to benefit from SunAmerica's national corporate advertising campaign, which this week featured sponsorship of Major League Baseball's All Star Game, as well as prominent spots on "60 Minutes" and the ABC, CBS and NBC evening news."

SunAmerica Life Insurance Company is the largest of SunAmerica's four life insurance companies. It was recently awarded an "A+ (Superior)" rating from industry analysts A.M. Best Company, recognizing its 105-year tradition of financial security for policyholders.

SunAmerica Inc. (NYSE:SAI) is a financial services company specializing in the sale of long-term savings products and investments to the expanding preretirement savings market. At March 31, 1995, the company held $25 billion of assets, including those on its balance sheet, in mutual funds and in retirement trust accounts.

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